FORM 10f3

THE BLACKROCK FUNDS

Record of Securities
Purchased
Under the Trust s
Rule 10f3 Procedures

1 	Name of Purchasing
Portfolio   BlackRock Bond
Allocation Target Shares
Series
S Portfolio BATSS  BlackRock
Low Duration Bond
Portfolio BRLO
GuideStone Funds Low Duration
 Portfolio GUIDE
Short Term Bond Portfolio
of Short Term Bond Master
Trust MFSHORT
2 	Issuer     NBC
Universal  Inc  2014

3 	Date of Purchase
09 27 10
4 	Underwriter from whom purchased
  Goldman  Sachs   Co
5 	Name of Affiliated Underwriter
 as defined in the Trust s p
rocedures managing
or participating in syndicate
  PNC Capital Markets LLC

a 	List Members of
 Underwriting Syndicate
Goldman  Sachs   Co   J P
Morgan Securities LLC
Morgan Stanley   Co  Incorporated
Banc of
America Securities LLC
Citigroup Global Markets Inc
  Barclays Capital Inc
BNP Paribas Securities Corp
Credit Suisse Securities
USA LLC  Deutsche
Bank Securities Inc
Mitsubishi UFJ Securities USA
Inc   RBS Securities
Inc   UBS Securities LLC
Wells Fargo Securities  LLC
Daiwa Capital
Markets America Inc
Mizuho Securities USA Inc
PNC Capital Markets
LLC  Gleacher   Company
Securities  Inc   Lloyds
TSB Bank plc  RBC
Capital Markets Corporation
Santander Investment Securities
Inc   Scotia
Capital USA Inc   U S  Bancorp
 Investments  Inc   Banca IMI
S p A   Credit
Agricole Securities USA Inc
Mediobanca  Banca di
Credito Finanziario
S p A   BNY Mellon Capital
Markets  LLC  Raymond James
Associates
Inc   TD Securities USA LLC
Blaylock Robert Van LLC
 CastleOak
Securities  L P
Loop Capital Markets LLC
Samuel A  Ramirez   Company
Inc   The Williams Capital
Group  L P

6  	Aggregate principal
amount purchased out of total
offering if an equity
offering  list aggregate
umber of shares purchased
out of total number of shares
offered  BATSS 900 000 out of
900 000 000  BRLO 8
880 000 out of
900 000 000  GUIDE 1
560 000 out of 900 000 000
  MFSHORT
3 580 000 out of 900 000 000

7  	Aggregate principal
amount purchased by funds
advised by BlackRock and any
purchases by other accounts
with respect to which
BlackRock has investment
discretion out of the
total offering if an equity
offering  list aggregate number
of shares purchased out
of total number of shares
offered  75 500 000 out of
900 000 000

8  	Purchase price net
of fees and expenses   99 987
9  	Date offering commenced
 if different from Date of Purchase
10 	Offering price at end
of first day on which any
sales were made
11  	Have the following conditions
 been satisfied 		Yes	No
a 	The securities are part of
an issue registered under
      the Securities Act of 1933
as amended  which
      is being offered to the public
  or are Eligible Municipal
		Securities  or are
securities sold in an
Eligible Foreign
      Offering or are securities
sold in an Eligible Rule 144A
		Offering or part
of an issue of government
      securities
 X

	b 	The securities were
 purchased prior to the
		end of the first
day on which any sales
		were made  at a p
rice that was not more
		than the price
paid by each other
		purchaser of
securities in that offering
		or in any concurrent
 offering of the
		securities except
in the case of an
		Eligible Foreign
Offering  for any rights
		to purchase required
 by laws to be granted
		to existing security
 holders of the
		Issuer or  if a
rights offering  the
		securities were
purchased on or before the
		fourth day preceding
 the day on which the
		rights offering
terminated
X

	c 	The underwriting was
a firm commitment
		underwriting
X

	d 	The commission
spread or profit was
		reasonable and fair
in relation to that
		being received by
others for underwriting
		similar securities
during the same period 		 X

	e 	In respect of
any securities other than
		Eligible Municipal
 Securities  the issuer
		of such securities
has been in continuous
		operation for not
less than three years
		including the
operations of predecessors
X

f 	Has the affiliated
underwriter confirmed
      that it will not
 receive any direct or indirect
      benefit as a result
of BlackRock s participation
      in the offering
X



Approved by
Walter Mello
 Date         10 19 10



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